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                                                                 EXHIBIT 10.1(3)


                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                         DATED AS OF NOVEMBER 15, 1996

                                    BETWEEN

                          UNITED AIR SPECIALISTS, INC.

                                      AND

                          KEYBANK NATIONAL ASSOCIATION


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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I COMMITMENTS....................................................... 1
     SECTION 1.1. Commitments............................................... 1
     SECTION 1.2. Commitment Amounts........................................ 2
     SECTION 1.3. Termination of Commitments................................ 2
     SECTION 1.4. Commitment Fee............................................ 3
     SECTION 1.5. Special Term Loan......................................... 4

ARTICLE II LOANS AND NOTES.................................................. 4
     SECTION 2.1. Procedure for Loans....................................... 4
     SECTION 2.2. Notes..................................................... 4
     SECTION 2.3. Interest on Loans......................................... 5
     SECTION 2.4. Repayment................................................. 7
     SECTION 2.5. Mandatory Prepayment...................................... 8
     SECTION 2.6. Voluntary Prepayment...................................... 8
     SECTION 2.7. Payments, Computations, etc............................... 8
     SECTION 2.8. Additional Costs.......................................... 9

ARTICLE III CONDITIONS TO ALL LOANS........................................ 11
     SECTION 3.1.   Conditions Precedent to Loans.......................... 11
     SECTION 3.1.1. Resolutions, etc....................................... 11
     SECTION 3.1.2. Third Party Waivers and Consents....................... 12
     SECTION 3.1.3. Governmental Permits, Consents, etc.................... 13
     SECTION 3.1.4. The Notes.............................................. 13
     SECTION 3.1.5. Opinion of Counsel to Borrower......................... 13
     SECTION 3.1.6. Certificate as to Absence of Default, etc.............. 13
     SECTION 3.1.7. Payment of Accrued Interest and Fees................... 14
     SECTION 3.1.8. Repayment of Indebtedness.............................. 14
     SECTION 3.2.   Conditions Precedent to All Loans...................... 14
     SECTION 3.2.1. Compliance with Warranties; No Default, etc............ 14
     SECTION 3.2.2. Absence of Litigation, etc............................. 14
     SECTION 3.2.3. Loan Request........................................... 14
     SECTION 3.2.4. Guaranties............................................. 14
     SECTION 3.2.5. Satisfactory Legal Form................................ 14

ARTICLE IV WARRANTIES, ETC................................................. 15
     SECTION 4.1.   Borrower Warranties.................................... 15
     SECTION 4.1.1. Organization, etc...................................... 15
     SECTION 4.1.2. Due Authorization; No Conflict......................... 15
     SECTION 4.1.3. Validity of this Agreement, etc........................ 16
     SECTION 4.1.4. Financial Condition and Information.................... 16
     SECTION 4.1.5. Absence of Default..................................... 16
     SECTION 4.1.6. Litigation, etc........................................ 17
     SECTION 4.1.7. Regulation U........................................... 17
     SECTION 4.1.8. Government Regulation.................................. 17
     SECTION 4.1.9. Labor Controversies.................................... 18

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     SECTION 4.1.10. Taxes................................................. 18
     SECTION 4.1.11. Employee Benefit Plans................................ 18
     SECTION 4.1.12. Status of Title to Properties......................... 18
     SECTION 4.1.13. Liens................................................. 18
     SECTION 4.1.14. Patents, Trademarks, etc.............................. 19
     SECTION 4.1.15. Licenses and Permits.................................. 19
     SECTION 4.1.17. Accuracy of Information............................... 19

ARTICLE V COVENANTS........................................................ 20
     SECTION 5.1.    Certain Affirmative Covenants of Borrower............. 20
     SECTION 5.1.1.  Financial Information, etc............................ 20
     SECTION 5.1.2.  Maintenance of Corporate Existence, etc............... 21
     SECTION 5.1.3.  Foreign Qualification................................. 21
     SECTION 5.1.4.  Payment of Taxes, etc................................. 21
     SECTION 5.1.5.  Insurance............................................. 22
     SECTION 5.1.6.  Notice of Default, Litigation, etc.................... 22
     SECTION 5.1.7.  Use of Loan Proceeds.................................. 23
     SECTION 5.1.8.  Books and Records..................................... 23
     SECTION 5.1.9.  Fiscal Year........................................... 23
     SECTION 5.2.    Certain Negative Covenants of Borrower................ 23
     SECTION 5.2.1.  Business Activities................................... 23
     SECTION 5.2.2.  Indebtedness.......................................... 24
     SECTION 5.2.3.  Security Interests.................................... 24
     SECTION 5.2.4.  Financial Condition................................... 25
     SECTION 5.2.5.  Restricted Payments, etc.............................. 26
     SECTION 5.2.6.  Inconsistent Agreements............................... 26
     SECTION 5.2.7.  Consolidation, Merger, etc............................ 26
     SECTION 5.2.8.  Modification of Articles or Regulations............... 26
     SECTION 5.2.9.  Transactions with Affiliates.......................... 27
     SECTION 5.2.10. Leases................................................ 27
     SECTION 5.2.11. Advances to Subsidiaries.............................. 27
     SECTION 5.2.12. Subsidiaries.......................................... 27

ARTICLE VI EVENTS OF DEFAULT............................................... 27
     SECTION 6.1.    Events of Default..................................... 27
     SECTION 6.1.1.  Non-Payment of Liabilities............................ 27
     SECTION 6.1.2.  Non-Performance of Certain Covenants.................. 28
     SECTION 6.1.3.  Default on Other Indebtedness......................... 28
     SECTION 6.1.4.  Bankruptcy, Insolvency, etc........................... 28
     SECTION 6.1.5.  Non-Performance of Other Obligations.................. 28
     SECTION 6.1.6.  Breach of Warranty.................................... 29
     SECTION 6.1.7.  ERISA................................................. 29
     SECTION 6.1.8.  Judgments............................................. 29
     SECTION 6.1.9.  Default on Other Material Obligations................. 29
     SECTION 6.2.    Action if Bankruptcy.................................. 29
     SECTION 6.3.    Action if Other Event of Default...................... 30

ARTICLE VII DEFINITIONS.................................................... 31
     SECTION 7.1.    Defined Terms......................................... 31

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      SECTION 7.2.  Use of Defined Terms................................... 39
      SECTION 7.3.  Accounting and Financial Determinations................ 39

ARTICLE VIII MISCELLANEOUS................................................. 40
      SECTION 8.1.  Waivers, Amendments, etc............................... 40
      SECTION 8.2.  Costs and Expenses..................................... 40
      SECTION 8.3.  Indemnification........................................ 41
      SECTION 8.4.  Severability........................................... 41
      SECTION 8.5.  Cross-References....................................... 42
      SECTION 8.6.  Headings............................................... 42
      SECTION 8.7.  Counterparts........................................... 42
      SECTION 8.8.  Governing Law.......................................... 42
      SECTION 8.9.  Successors and Assigns................................. 42
      SECTION 8.10. Notices................................................ 42
      SECTION 8.11  Survival of Agreements; Relationship................... 42
      SECTION 8.12  JURY TRIAL WAIVER...................................... 43
      SECTION 8.13. JURISDICTION, ETC...................................... 43
      SECTION 8.12. JURY TRIAL WAIVER.......................................42
      SECTION 8.13. JURISDICTION, ETC.......................................43

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EXHIBITS

     EXHIBIT A                    Form of Term Note
     EXHIBIT B                    Form of Credit Note
     EXHIBIT C                    Form of Guarantee
     EXHIBIT D                    Form of Opinion of Counsel to Borrower
     EXHIBIT E                    Form of Compliance Certificate
     EXHIBIT F                    Form of Loan Request

     Exhibit 4.1.1.               Subsidiaries
     Exhibit 4.1.4.               Changes in Business
     Exhibit 4.1.6.               Litigation
     Exhibit 4.1.9.               Labor Controversies
     Exhibit 4.1.16.              Certain Information
     Exhibit 5.2.2.               Indebtedness
     Exhibit 5.2.3.               Security Interests
     Exhibit 5.2.9.               Transactions with Affiliates


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                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of November 15, 1996, is between UNITED AIR SPECIALISTS, INC., an Ohio corporation ("Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, Borrower is indebted to the Bank, as successor in interest to Society Bank, National Association pursuant to a Loan Agreement dated as of May 15, 1990, as amended from time to time prior to the date hereof (the "Original Loan Agreement"), pursuant to which the Bank has provided a revolving credit loan facility in the amount of $2,050,000 to Borrower;

     WHEREAS, Borrower desires to obtain from the Bank, and the Bank desires, on the terms and subject to the conditions hereinafter set forth, to extend to Borrower, (i) an increase and extension of such revolving credit commitment to make Credit Loans to Borrower from time to time on or after the date hereof (the "Closing Date") and prior to the Credit Commitment Termination Date, in an aggregate outstanding principal amount not to exceed, at any one time outstanding, the Credit Commitment Amount and (ii) a term commitment to make a Term Loan to Borrower on the Closing Date, in the original principal amount of $1,000,000, each such loan for working capital and other general corporate purposes of Borrower;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto hereby agree to amend and restate the Original Loan Agreement in its entirety as follows:

                                   ARTICLE I

                                  COMMITMENTS

     SECTION 1.1. Commitments. On the terms and subject to the conditions of this Agreement (including, without limitation, Article III), the Bank:

          (a) agrees (herein called its "Term Commitment") that it will, on the Closing Date make a single loan (the "Term Loan") to Borrower pursuant to
Section 2.1 in an amount not to exceed the Term Commitment Amount;

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          (b) agrees (herein called its "Credit Commitment") that it will, from time to time on any Business Day during the period commencing on the Closing Date and continuing through the date immediately preceding the Credit
Commitment Termination Date, as the Borrower may specify pursuant to Section 2.1, make one or more loans (herein collectively called the "Credit Loans" and individually called a "Credit Loan" and, together with the Term Loan and the Special Term Loan, herein collectively called the "Loans" and individually called a "Loan") to Borrower in such amounts as from time to time may be requested by Borrower; provided, however, that the Bank shall not be required to make any Credit Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Credit Loans would exceed the Credit Commitment Amount. On the terms and subject to the conditions hereof, Borrower may from time to time borrow, prepay and reborrow amounts pursuant to the Credit Commitment.

     SECTION 1.2. Commitment Amounts. The amount:

          (a) of the Term Commitment (herein called the "Term Commitment Amount") shall be $1,000,000, less all reductions to such amount:

               (i) occurring automatically and without other or further action upon the date the Term Loan is made (and immediately after giving effect thereto), to the extent of the excess, if any, of the Term Commitment Amount over the unpaid principal amount of the Term Loan;

               (ii) occurring automatically and without other or further action upon any voluntary prepayment of the Term Note by Borrower pursuant to Section 2.6, to the extent of such prepayment; and

          (b) of the Credit Commitment (herein called the "Credit Commitment Amount") on any date prior to the Credit Commitment Termination Date shall be $6,000,000, less all reductions to such amount made voluntarily by Borrower (in minimum aggregate amounts of $10,000 or integral multiples thereof) from time to time (but not more often than once per week) or in full at any time, in either case on at least ten (10) Business Days' prior Notice to the Bank (which Notice shall be irrevocable).

     SECTION 1.3. Termination of Commitments. (a) The Bank's Credit Commitment shall terminate, and the Bank shall be relieved of its obligation to make any Credit Loans:

               (i) immediately and without further action on November 30, 1996 if the Closing Date shall not have occurred on or prior to such date;

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               (ii) three Business Days after Notice given by Borrower to the
          Bank of the termination of the Credit Commitment (which Notice shall be irrevocable), at any time when no Credit Loans are outstanding;

               (iii) immediately and without further action upon the occurrence of any Event of Default described in Section 6.1.4;

               (iv) immediately when any other Event of Default shall have occurred and be continuing and the Credit Note shall be declared to be due and payable pursuant to Section 6.3; or

               (v) at the close of business on the Business Day immediately preceding the Credit Commitment Termination Date.

          (b) The Bank's Term Commitment shall terminate, and the Bank shall be relieved of its obligation to make the Term Loan:

               (i) immediately and without further action on November 30, 1996 if the Closing Date shall have not occurred on or prior to such date;

               (ii) three Business Days after Notice given by Borrower to the Bank of the termination of the Term Commitment (which Notice shall be irrevocable), at any time when no principal amount of the Term Loan is outstanding;

               (iii) immediately and without further action upon the occurrence of any Event of Default described in Section 6.1.4; or

               (iv) immediately when any other Event of Default shall have occurred and be continuing and the Term Note shall be declared to be due and payable pursuant to Section 6.3.

     SECTION 1.4. Commitment Fee. Commencing on the Closing Date and ending on the Credit Commitment Termination Date, Borrower shall pay to the Bank an annual fee (the "Credit Commitment Fee") (calculated on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused amount of the Credit Commitment Amount for such year computed at the annual rate of three eighths of one percent (3/8%), payable quarterly in arrears on each Quarterly Payment Date, commencing December 31, 1996, and also payable on the Credit Commitment Termination Date.

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     SECTION 1.5. Special Term Loan. On the Credit Commitment Termination Date,
if the Credit Commitment Termination Date is not extended pursuant to the terms of this Agreement, and no Default exists, the outstanding balance of any Credit Loans shall automatically be converted into a term loan (the "Special Term Loan"), which shall be payable in eight equal quarterly installments, payable on each Quarterly Payment Date thereafter.



                                   ARTICLE II

                                LOANS AND NOTES

     SECTION 2.1. Procedure for Loans. Borrower may request that the Term Loan be made by the Bank on the Closing Date in an amount not exceeding the Term Loan Commitment, by delivering to the Bank a Loan Request. Borrower may request from time to time by delivering a Loan Request to the Bank at the Payment Office (which may be delivered by telecopier, confirmed by mail) that Credit Loans be made by the Bank on the Business Day specified in such Loan Request provided that such Request is given prior to 3:00 p.m. on the day of delivery of the Loan Request, which prior notice may be waived by the Bank). Any such Loan Request shall be irrevocable. The proceeds of Loans shall be made available at the Payment Office by credits in Dollars in immediately available funds to Borrower's general deposit account maintained at the Payment Office on the Business Day specified or to such other account as Bank and Borrower may agree. The Special Term Loan shall be made automatically as provided in
Section 1.5.

     SECTION 2.2. Notes.

     The Term Loan and the Credit Loans and the Special Term Loan shall be evidenced by a promissory note of Borrower, substantially in the form of Exhibit A (the "Term Note") and Exhibit B (the "Credit Note"), respectively attached hereto (herein individually each called a "Note" and collectively called the "Notes"), with appropriate insertions, dated the Closing Date, payable to the order of the Bank, and providing for the payment of the Credit Commitment Amount or the aggregate unpaid principal amount of all of the Credit Loans, whichever is less, as the case may be, on or before the Credit Commitment Termination Date and for the payment of the principal amount of the Term Loan and the Special Term Loan on the respective due dates thereof. The date and amount of each Loan made by the Bank, and of each repayment of principal of any Loan received by the Bank, may be recorded by the Bank, at its option, on the schedule attached to the appropriate Note (or on a continuation of such schedule), and the aggregate unpaid principal amount so

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recorded shall be presumptive evidence of the principal amount of Loans owing and unpaid on such Note. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of Borrower hereunder or under such Note to repay the principal amount of the Loans, together with all interest accruing thereon.

     SECTION 2.3. Interest on Loans. (a) Borrower agrees to pay interest on the unpaid principal amount of the Loans from time to time prior to and at maturity (whether by required prepayment, declaration or otherwise) at a rate per annum,
(i) subject to the provisions of the Term Note, on the outstanding principal balance of the Term Note, at a rate equal to the Adjusted LIBOR Rate from time to time in effect, and (ii) subject to the provisions of the Credit Note, on the entire outstanding principal amount of each Credit Loan or the outstanding balance of the Special Term Loan at an annual rate of interest equal to either
(i) a variable rate equal to the Prime Rate, with each change in the Prime Rate automatically changing the interest rate on the Credit Loan or Special Term Loan, as the case may be, or (ii) the Adjusted LIBOR Rate for the applicable LIBOR Interest Period, in each case as elected by the Borrower pursuant to this
Section 2.3. Interest shall be payable quarterly in arrears on the Closing Date for all periods prior to the Closing Date and thereafter on each Quarterly Payment Date commencing November 15, 1996. The entire outstanding principal amount of all Credit Loans shall bear interest at the same rate, provided, however, that if the Bank makes an additional Credit Loan during a LIBOR Interest Period, until the expiration of such LIBOR Interest Period the principal amount of such additional Credit Loan shall bear interest at an annual rate equal to either (i) a variable rate of interest equal to the Prime Rate with each change in the Prime Rate automatically changing the interest rate on such additional Credit Loan, or (ii) a rate quoted by the Bank at the time of such additional Credit Loan, which rate shall not exceed the Adjusted LIBOR Rate, calculated at the time of such additional Credit Loan for a hypothetical loan in the amount of such additional Credit Loan for a hypothetical interest period of 30 days.

          (b) Borrower may exercise its option to change the applicable interest rate with respect to the Credit Loans from the Prime Rate at any time, and from the LIBOR Rate at (and only at) the expiration of the applicable LIBOR Interest Period. Any such change in the applicable interest rate shall be made by irrevocable Notice to the Bank, which Notice shall specify the elected rate option, and shall contain a representation that the requested change in the applicable rate is in compliance with this Section 2.3(b). Such change in the applicable rate shall be effective as of the third Business Day following receipt of such Notice by the Bank (or any later date specified in such Notice which is not more than ten (10) Business Days after the date of

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receipt of such Notice by the Bank). In the event of the expiration of a LIBOR
Interest Period and the failure of Borrower to elect a new interest rate pursuant to this Section 2.3(b), the Credit Loans shall bear interest at a variable rate equal to the Prime Rate, with each change in the Prime Rate automatically changing the interest rate on the Credit Loans, until a new rate election is made by Borrower. Each written notice of any LIBOR Rate Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by Borrower to consummate such Loan, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund the LIBOR Rate Loan. A certificate as to the amount of such loss or expense submitted by the Bank to Borrower shall be conclusive and binding for all purposes, absent manifest error.

          (c) If the Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) after the date of this Agreement, that the adoption, implementation or introduction of any applicable law, rule or regulation, or any change therein, or any change in the interpretation, application or administration thereof by any governmental authority (including, without limitation, any reserve, capital adequacy, asset ratio or similar requirements), or any judgment or order of any competent court, tribunal or authority, or any assertion or pronouncement made by an central bank or other governmental authority or compliance by the Bank with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any governmental authority shall make it unlawful or impossible, or any governmental authority shall assert that it is unlawful, for the Bank to make, maintain or fund any LIBOR Rate Loan; or

               (ii) on or prior to the first day of any LIBOR Interest Period, that the Adjusted LIBOR Rate will not adequately reflect the cost to the Bank of funding or maintaining all or any portion of the principal balance of such Loan; or

               (iii) any sum received or receivable by the Bank under this Agreement, or any Note, or the effective dollar return to it under this Agreement or the Notes, is or will be reduced or the Bank will make or will be required to make any payment (except on account of

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          taxes payable on its overall net income) or will forego or will be required to forego any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement or the Notes; or

               (iv) at the commencement date of any LIBOR Interest Period, by reason of circumstances affecting the London interbank market, (A) adequate means do not exist for ascertaining the Adjusted LIBOR Rate on the basis provided for in the definition of Adjusted LIBOR Rate or
          (B) the Bank is unable to obtain matching deposits in the London interbank market in sufficient amounts to fund or maintain any portion of the principal balance of such Loan;

then Bank shall on such date give notice (by telephone confirmed in writing) to Borrower of such determination whereupon such Loan will, on the last day of its then current Interest Period (or within such earlier period as may be required by any such law, rule, regulation or guideline), unless such suspension shall no longer exist, automatically bear interest, in lieu of the rate provided in
Section 2.3(a), at a variable rate equal to the Prime Rate, with each change in the Prime Rate automatically changing the interest rate on the Loan. Such suspension shall continue until the Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist. In addition, in the case of clause (iii) above, Borrower shall pay to the Bank, upon written demand therefor, such additional amounts as shall be required to compensate Bank for such increased costs or reductions in amount receivable hereunder as to any LIBOR Interest Periods that began before such increased costs or reduction in amounts receivable became effective (a written notice as to the additional amounts owed to Bank, basis for the calculation thereof, submitted to Borrower by the Bank shall, absent manifest error, be final, conclusive and binding upon all parties hereto).

          (e) After the maturity (as aforesaid) of all or any portion of the principal amount of any of the Loans, Borrower shall pay interest (after as well as before judgment) on the principal amount so matured at a rate per annum equal to the sum of 2 1/2% plus the Prime Rate from time to time in effect, but not in excess of the maximum rate allowed by law.

          (f) Interest accrued on the Loans prior to maturity (as aforesaid) shall also be payable at maturity. All interest accrued on the Loans after maturity (as aforesaid) shall be payable on demand.

     SECTION 2.4. Repayment. On each Quarterly Payment Date (commencing December 31, 1996), Borrower shall make equal

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payments of principal on the Term Loan in the amount of $50,000 each, together in each case with all accrued interest thereon. On the Term Loan Maturity Date, Borrower shall pay the entire remaining principal balance of the Term Loan and all interest thereon.

     SECTION 2.5. Mandatory Prepayment. Borrower shall, upon any reduction of the Credit Commitment Amount, make a prepayment of Credit Loans under the Credit Note equal in the aggregate to the amount, if any, by which the aggregate outstanding principal amount of all Credit Loans exceeds the Credit Commitment Amount. Each prepayment of the Credit Note made pursuant to this
Section 2.5 shall be without premium or penalty. If, however, after giving effect to any such payment any LIBOR Rate Loans would be prepaid prior to the end of the applicable LIBOR Interest Rate Period, the notice of the termination or permanent reduction in Credit Commitment Amount shall be deemed to be Borrower's request that such termination or reduction be effective on the last day of such LIBOR Interest Rate Period. Concurrently with any such reduction or termination, Borrower shall pay the unpaid Credit Commitment Fee that shall have accrued on the portion of such terminated or reduced commitment.

     SECTION 2.6. Voluntary Prepayment. Borrower may make a voluntary prepayment in part or in full of the unpaid principal amount of either the Notes from time to time at any time upon prior Notice to the Bank (which Notice shall be irrevocable), provided that any voluntary prepayment with respect to any LIBOR Loan may be made only on the last day of the then current LIBOR Interest Period. Each such prepayment shall be without premium or penalty. If such prepayment relates to the Term Loan or the Special Term Loan, all interest accrued on the principal amount prepaid shall be paid on the date of such prepayment. On the terms and subject to the conditions of this Agreement, the Credit Commitment is revolving in nature, and no voluntary prepayment, in and of itself, of principal of any Credit Loan shall cause a reduction in the Credit Commitment Amount.

     SECTION 2.7. Payments, Computations, etc.

          (a) All payments by Borrower of principal of, or interest on, Loans, and all payments of Commitment Fees shall be made in immediately available funds by Borrower.

          (b) Interest on all Loans shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable, over a year comprised of 360 days.

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          (c) Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

          (d) All payments made by Borrower or any Guarantor to the Bank under this Agreement and the Notes shall be made without any setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, excise and other taxes of whatever nature (other than taxes generally assessed on net income of the Bank, as the case may be, by the government or other authority of the jurisdiction in which the Bank has its principal office or the Borrower is located), or any levies, imposts, duties, charges or fees of any nature now or hereafter imposed by any governmental or other authority (herein collectively called "Taxes"). If Borrower is compelled by law to make any such deductions or withholdings, it will pay such additional amounts as may be necessary in order that the net amount received by the Bank after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deductions or withholdings been made, and it will promptly provide the Bank with evidence satisfactory to the Bank that it has paid such deductions or withholdings. Moreover, if any Taxes are directly assessed against the Bank, such payee may pay such Taxes and Borrower shall promptly pay such additional amount as may be necessary in order that the net amount received by such payee after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had no such Taxes been assessed. The provisions of this clause (d) shall survive any termination of this Agreement.

     SECTION 2.8. Additional Costs. (a) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of making, funding or maintaining Loans, then Borrower shall from time to time, upon demand by the Bank pay to the Bank additional amounts sufficient to reimburse the Bank for any such additional costs. A certificate of the Bank submitted to Borrower as to the amount of such additional costs, shall be conclusive and binding for all

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purposes, absent manifest error. Upon notice from Borrower to the Bank within five (5) Business Days after the Bank notifies Borrower of any such additional costs pursuant to this Section 2.8(a), Borrower may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable LIBOR Interest Period for such Loan, Borrower also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of such loss, cost, or expense submitted by the Bank to Borrower shall be conclusive and binding for all purposes, absent manifest error.

          (b) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Bank, Borrower shall pay to the Bank from time to time as specified by the Bank additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's Loans (or commitment to make the Loans). A certificate of the Bank submitted to Borrower as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Upon notice from Borrower to the Bank within five (5) Business Days after the Bank notifies Borrower of any such additional costs pursuant to this Section 2.8(b), Borrower may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, of (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable LIBOR Interest Period for such Loan, Borrower also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to Borrower shall be conclusive and binding for all purposes, absent manifest error.


                                  ARTICLE III

                            CONDITIONS TO ALL LOANS

     SECTION 3.1. Conditions Precedent to Loans. In addition to the requirements of Section 3.2, the obligation of the Bank to make the Term Loan and the initial Credit Loan on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

     SECTION 3.1.1. Resolutions, etc. The Bank shall have received:

          (a) certificates, dated the Closing Date, of the Secretary or any Assistant Secretary of Borrower and each of its Subsidiaries as to:

               (i) true and correct copies of resolutions of its Board of Directors (or, if duly authorized, the Executive Committee thereof) authorizing or ratifying, the execution, delivery and performance by Borrower of this Agreement, the Notes and each other Instrument executed or to be executed by it pursuant thereto or hereto,

               (ii) the incumbency and specimen signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Instrument executed or to be executed pursuant hereto by it (upon which certificate the Bank may conclusively rely until the Bank shall have received a further certificate of the Secretary of Borrower or such Subsidiary canceling or amending such prior certificate), and

               (iii) true and correct copies of its code of regulations or by-laws, as applicable;

          (b) the following documents as to Borrower:

               (i) a copy of its Articles or Certificate of Incorporation and each amendment, if any, thereto, certified by the Secretary of State of Ohio in the case of Borrower and the Secretary of State or corresponding official of the jurisdiction of incorporation of each of the Subsidiaries (as of a date reasonably near the Closing Date) as being true and correct copies of such documents on file in such office,

               (ii) the signed Certificate of the Secretary of State of Ohio and the Secretary of State or corresponding official of the jurisdiction of incorporation of each of the Subsidiaries, respectively, in long form (dated reasonably near the Closing Date), listing the Articles or Certificate of Incorporation of Borrower and each of its Subsidiaries and each amendment, if any, thereto, on file in such office and stating that such documents are the only charter documents of Borrower or each of its Subsidiaries on file in such office and that Borrower and each of its Subsidiaries is duly incorporated and in good standing in the jurisdiction of its incorporations; and

          (c) such other documents (certified, if requested) as the Bank may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

     SECTION 3.1.2. Third Party Waivers and Consents. Borrower shall have obtained, and the Bank shall have received from Borrower certified copies of, all material consents and waivers from each and every Person required in connection with the execution and delivery by Borrower of, and the performing of its obligations under, this Agreement, the Notes, and each other

Instrument executed or to be executed pursuant hereto, in order for Borrower and each of such Subsidiaries to conduct its business as previously conducted without breach, default or termination of any contract or other agreement to which it is a party except for any such waivers and consents, in respect of which the failure to obtain would not have, or be likely to have, a material adverse effect on the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or impair the ability of Borrower or any of its Subsidiaries to perform any of its obligations under or in connection with this Agreement, the Notes, or any Instrument executed or to be executed by it pursuant hereto.

     SECTION 3.1.3. Governmental Permits, Consents, etc. Borrower and its Subsidiaries shall have obtained, and the Bank shall have received from Borrower certified copies of, all certificates, permits, consents, exemptions, filings and approvals from any federal, state, local or foreign government or governmental agency, department or body, required in connection with the execution and delivery by Borrower of, and the Performing of its obligations under this Agreement, the Notes, and each other Instrument executed or to be executed pursuant hereto, except for any such certificates, permits, consents, exemptions, filings or approvals in respect of which the failure to obtain would not have, or be likely to have, a material adverse effect on the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or impair the ability of Borrower to perform any of its obligations under or in connection with this Agreement, the Notes, or any Instrument executed or to be executed by it pursuant hereto.

     SECTION 3.1.4. The Notes. The Bank shall have received the Term Note and the Credit Note duly executed and delivered by Borrower.

     SECTION 3.1.5. Opinion of Counsel to Borrower. The Bank shall have received an opinion, dated the Closing Date and addressed to the Bank, of counsel to Borrower and its Subsidiaries, substantially in the form of Exhibit D attached hereto.

     SECTION 3.1.6. Certificate as to Absence of Default, etc. After giving effect to the consummation of all of the conditions of this Section 3.1, the representations and warranties set forth in Article IV shall be true and complete as if then made and no Default shall have occurred and be continuing, and the Bank shall have received a certificate, dated the Closing Date to such effect from the chief executive officer and the chief financial officer of Borrower.

     SECTION 3.1.7. Payment of Accrued Interest and Fees. The Bank shall have received Borrower's check in the amount of $________ in payment of all interest and commitment fees accrued and unpaid under the Original Loan Agreement to the date hereof.

     SECTION 3.1.8. Repayment of Indebtedness. Borrower shall have paid in full all of its Indebtedness to Star Bank, National Association and shall have terminated any agreement relating thereto.

     SECTION 3.2. Conditions Precedent to All Loans. The obligation of the Bank to make any Loan shall be subject to the satisfaction of each of the following conditions precedent (in addition to any conditions precedent to such Loan specified in Section 3.1):

     SECTION 3.2.1. Compliance with Warranties; No Default, etc. (a) The representations and warranties set forth in Article IV shall have been true and complete in all material respects as of the date made and on the date of such Loan (and after giving effect thereto) with the same effect as if then made, and (b) on the date of such Loan (and after giving effect thereto) no Default shall have occurred and shall be continuing.

     SECTION 3.2.2. Absence of Litigation, etc. No litigation, arbitration or governmental investigation or proceeding shall be pending or threatened against Borrower or any of its Subsidiaries, or affecting the business or operations of Borrower or any of its Subsidiaries, of the character required to be disclosed in Section 4.1.6 or 5.1.6, which was not disclosed by Borrower to the Bank pursuant to Section 4.1.6 or 5.1.6, in either case prior to the date of the last previous Loan or prior to the date hereof, and no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed, which, in the reasonable opinion of the Bank, is reasonably likely to materially adversely affect the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or Borrower's ability to perform its obligations under this Agreement or Borrower's ability to perform its obligations under any Instrument executed pursuant hereto by it.

     SECTION 3.2.3. Loan Request. The Bank shall have received a Loan Request for such Loan.

     SECTION 3.2.4. Guaranties. The Bank shall have received from each Subsidiary of Borrower a Guarantee in the form of Exhibit C duly executed and delivered by such Subsidiary.

     SECTION 3.2.5. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of Borrower, or any other Person shall be reasonably satisfactory in form and substance to the Bank; the Bank shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Bank or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to the Bank.


                                   ARTICLE IV

                                WARRANTIES, ETC.

     SECTION 4.1. Borrower Warranties. Borrower represents and warrants to the Bank as follows:

     SECTION 4.1.1. Organization, etc. Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify is reasonably likely to have a material adverse effect on the consolidated business, operations, properties, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or is reasonably likely to impair Borrower's ability to perform its obligations under this Agreement, the Notes or any other Instrument executed or to be executed by it pursuant hereto, and has full power and authority (corporate and otherwise) to own and lease its property and assets and conduct its business substantially as presently conducted by it. Exhibit 4.1.1 hereto lists all Subsidiaries of Borrower. Borrower and each of its Subsidiaries has full power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Instrument executed or to be executed by it pursuant thereto or hereto (including, without limitation, the Notes).

     SECTION 4.1.2. Due Authorization; No Conflict. The execution and delivery by Borrower and the Subsidiaries of this Agreement, the Notes and each other Instrument executed or to be executed pursuant thereto or hereto by it, the performance by Borrower of its obligations hereunder and the borrowings hereunder by Borrower have been duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of the Articles of Incorporation or Code of Regulations of Borrower or any agreement or other Instrument binding upon or applicable to it or any of its Subsidiaries or any present law or governmental regulation or court decree or order applicable to Borrower or any of its

Subsidiaries and will not result in or require the creation or imposition of any Security Interest in any of its or any of its Subsidiaries properties or assets pursuant to the provisions of any agreement or other Instrument binding upon or applicable to it or any of its Subsidiaries.

     SECTION 4.1.3. Validity of this Agreement, etc. This Agreement, the Notes and each other Instrument executed by Borrower and its Subsidiaries pursuant hereto will on the due execution and delivery thereof be legal, valid and binding obligations of Borrower and such Subsidiaries, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity.

     SECTION 4.1.4. Financial Condition and Information.

          (a) All consolidated and consolidating balance sheets and statements of income, and consolidated statements of shareholders' investment and cash flows, of Borrower and its Subsidiaries which have been or shall hereafter be furnished by or on behalf of Borrower to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby have been or will be prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the consolidated and consolidating financial condition of the Borrower and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby, except that quarterly financial statements do not contain all notes thereto required for a fair presentation and do not contain any statements of shareholders' investment and cash flows.

          (b) Except as set forth on Exhibit 4.1.4 hereto, there has been no material adverse change since June 30, 1996 in the consolidated business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole.

     SECTION 4.1.5. Absence of Default. Neither Borrower nor any of its Subsidiaries is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness or in default under any law or governmental regulation or court decree or order, in any case which default is reasonably likely to have a material adverse effect on the financial condition, business, operations or prospects of Borrower and its Subsidiaries, taken as a whole, or which is reasonably likely to impair the ability of Borrower or any of the Subsidiaries to perform any of its obligations under this Agreement or under any

Instrument executed or to be executed by it pursuant hereto or thereto.

     SECTION 4.1.6. Litigation, etc. No litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries or to which any of the properties of any of them is subject:

          (a) which, if adversely determined, is reasonably likely to materially adversely affect the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or is reasonably likely to impair the ability of Borrower to perform any of its obligations under this Agreement, or the ability of Borrower to perform any of its obligations under any Instrument executed or to be executed pursuant hereto or thereto by it; or

          (b) which has enjoined or restrained or which seeks to enjoin or restrain or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or any Instrument executed thereunder or hereunder:

except any such litigation, arbitration or governmental investigation or proceeding set forth on Exhibit 4.1.6 hereto, nor, to the knowledge of Borrower, is there any basis for any claim or action of the nature described in
(a) or (b) which would have a reasonable likelihood of success on the merits.

     SECTION 4.1.7. Regulation U. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and at all times after the application of the proceeds of the Loans, less than 25% of the assets of Borrower, and of the consolidated assets of Borrower and its Subsidiaries, consists or will consist of Margin Stock. No part of the proceeds of any Loans will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation G, U or X promulgated by the Board of Governors of the Federal Reserve. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Terms for which meanings are provided in Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section 4.1.7 with such meanings.

     SECTION 4.1.8. Government Regulation. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.1.9. Labor Controversies. Except as set forth on Exhibit 4.1.9 hereto, there are no labor controversies pending or, to the best of Borrower's knowledge, threatened against Borrower or any of its Subsidiaries, which, if adversely determined, is reasonably likely to materially adversely affect the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or is reasonably likely to impair the ability of Borrower to perform any of its obligations under this Agreement, the Notes or any other Instrument executed pursuant hereto by it.

     SECTION 4.1.10. Taxes. Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing which, if unpaid, might become a lien upon any of its properties, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books and except for any such returns, reports and taxes relating to Borrower's Subsidiaries which if unfiled or unpaid are not reasonably likely to have a material adverse effect on the financial condition, business, operations or prospects of Borrower and its Subsidiaries, taken as a whole.

     SECTION 4.1.11. Employee Benefit Plans. (a) Each Plan complies in all material respects with all applicable requirements of law and regulations, (b) with respect to any Plan having a deficiency in excess of $50,000 in the assets available to satisfy the benefits guaranteeable under Title IV of ERISA with respect to such Plan, no Reportable Event has occurred, no steps have been taken to terminate such Plan, and Borrower has not withdrawn from such Plan or initiated steps to do so, and (c) neither Borrower nor any of its Subsidiaries has any liability with respect to any Multiemployer Plan.

     SECTION 4.1.12. Status of Title to Properties. Borrower has valid title or valid leases to all of its material properties and assets (except for such imperfections of title to such properties and assets as do not in the aggregate materially detract from the value thereof to, or the use thereof in, its business).

     SECTION 4.1.13. Liens. None of the assets of Borrower is subject to any Security Interest, except (i) those for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not yet due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and (iii) Security Interests permitted by Section 5.2.3.

     SECTION 4.1.14. Patents, Trademarks, etc. Borrower and its Subsidiaries own and possess such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as necessary for the conduct of their business, without any infringement upon rights of others which is reasonably likely to have a material adverse effect upon the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole.

     SECTION 4.1.15. Licenses and Permits. Borrower and its Subsidiaries possess all licenses and permits to own or lease their properties and to carry on their business as presently conducted, except to the extent that any such franchises, licenses or permits, individually or in the aggregate, are not material to the consolidated business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole.

     SECTION 4.1.16. Environmental Matters. Borrower and each of its Subsidiaries is in compliance with all Environmental Laws and all applicable federal, state and local health and safety laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on Borrower and its Subsidiaries, taken as a whole, or the ability of Borrower and its Subsidiaries, taken as a whole, to fulfill its obligations under this Agreement or the Notes.

     SECTION 4.1.17. Accuracy of Information. All information heretofore or contemporaneously furnished by or on behalf of Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby and listed on Exhibit 4.1.16 hereto, is true and accurate in every material respect or based on reasonable estimates on the date as of which such information is dated or certified and as of the Closing Date and, when taken together with such other factual information so furnished, not incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which such information was given, not misleading. All other factual information hereafter furnished by or on behalf of Borrower to the Bank will be true and accurate in every material respect or based on reasonable estimates on the date as of which such information is dated or certified and, when taken together with such other factual information so furnished, will be not incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which such information was given, not misleading.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1. Certain Affirmative Covenants of Borrower. Borrower agrees with the Bank that from and after the Closing Date until the Commitments shall have terminated and all of the Liabilities shall have been paid and performed in full:

     SECTION 5.1.1. Financial Information, etc. Borrower will furnish, or will cause to be furnished, to the Bank copies of the following financial statements, reports and information:

          (a) promptly when available and in any event within 90 days after the close of each Fiscal Year.

               (i) a consolidated balance sheet at the close of such Fiscal Year, and consolidated statements of income, shareholders' investment and cash flows for such Fiscal Year, of Borrower and its Subsidiaries, certified without qualification by independent public accountants selected by Borrower and acceptable to the Bank (which consolidated balance sheets and statements shall be in comparative form with the previous Fiscal Year), provided that if Borrower is unable to furnish such unqualified report, in lieu thereof it shall furnish such report as it shall have received together with a written statement of such accountants (x) stating that their audit examination has included a review of the terms of this Agreement as they relate to financial and accounting matters, (y) stating whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (z) confirming the calculation's set forth in the Compliance Certificate delivered simultaneously therewith pursuant to Section 5.1.1(iii) hereof,

               (ii) a consolidating balance sheet at the close of such Fiscal Year, and a consolidating statement of income for such Fiscal Year, of Borrower and its Subsidiaries, which shall be in comparative form with the previous Fiscal Year, and

               (iii) a Compliance Certificate calculated as of the close of such Fiscal Year:

          (b) promptly when available and in any event within 45 days after the close of each of the first three quarters of each Fiscal Year, commencing with the quarter ending December 31, 1996,

               (i) a consolidated and consolidating balance sheet at the close of such quarter, and consolidated and consolidating statements of income for the period commencing at the close of the previous Fiscal Year and continuing through the close of such quarter, of Borrower and its Subsidiaries, Certified by the principal accounting or financial Authorized Officer of Borrower (which consolidated and consolidating balance sheets and statements shall be in comparative form with the corresponding period of the previous Fiscal Year), and

               (ii) a Compliance Certificate calculated as of the close of such quarter; and

          (c) such other information with respect to the financial condition and operations of Borrower as the Bank may from time to time reasonably request.

     SECTION 5.1.2. Maintenance of Corporate Existence, etc. Borrower shall do at all times all things necessary to maintain and preserve the corporate existence of Borrower and its Subsidiaries, provided that Borrower or any of its Subsidiaries may engage in a consolidation or merger permitted by Section 5.2.7.

     SECTION 5.1.3. Foreign Qualification. Borrower shall, and shall cause each of its Subsidiaries to, do at all times all things necessary to be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure so to qualify is reasonably likely to have a material adverse effect on the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or might impair the ability of Borrower or such Subsidiary to perform any of its obligations under this Agreement, the Notes or any other Instrument executed or to be executed by it pursuant hereto.

     SECTION 5.1.4. Payment of Taxes, etc. Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, prior to delinquency and in accordance with normal terms or any applicable grace periods, all taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties; provided, however, that the foregoing shall not require Borrower to pay or discharge any such tax, assessment, charge, levy or lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto.

     SECTION 5.1.5. Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, and will, upon request of the Bank, furnish to the Bank at reasonable intervals a certificate of an Authorized Officer of Borrower setting forth the nature and extent of all insurance maintained by Borrower in accordance with this Section 5.1.5.

     SECTION 5.1.6. Notice of Default, Litigation, etc. Borrower will promptly give notice to the Bank of any of the following upon becoming aware thereof:

          (a) the occurrence of any Default or Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to the Bank which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any of its Subsidiaries or to which any of its properties is subject:

               (i) which, if adversely determined, is reasonably likely to materially adversely affect the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or is reasonably likely to impair the ability of Borrower to perform any of its obligations under this Agreement, the Notes or any other Instrument executed by it or to be executed pursuant hereto, or,

               (ii) which relates to this Agreement;

          (c) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by Borrower to the Bank;

          (d) any material development or event materially adversely affecting the business, properties, operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole; and

          (e) the occurrence of a Reportable Event under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any Plan, in each case which might materially adversely affect the consolidated financial condition, operations or prospects of Borrower and its Subsidiaries, taken as a whole, or might impair the ability of Borrower to perform any of its obligations under this Agreement, the Notes or any other Instrument executed by it pursuant hereto.

     SECTION 5.1.7. Use of Loan Proceeds. The proceeds of each Loan will be used for working capital and general corporate purposes including without limitation the repayment of all outstanding Indebtedness to Star Bank, National Association.

     SECTION 5.1.8. Books and Records. Borrower will, and will cause each of its Subsidiaries to, keep books and records reflecting all of its business affairs and transactions in accordance with United States generally accepted accounting principles and permit the Bank, or any of its representatives, at reasonable times and intervals during normal business hours, to visit all of its offices, discuss its financial matters with its officers and independent accountants and examine (and, at Borrower's expense, photocopy extracts from) at Borrower's offices any of its books or other corporate records; provided that the Bank shall give reasonable notice to Borrower prior to initiating any discussions with the independent public accountants of Borrower (it being understood that by providing such information and documents to the Bank pursuant to this paragraph Borrower is not waiving any claim that such information is confidential). Borrower shall pay any reasonable fees of its accountants incurred in connection with the Bank's exercise of its rights pursuant to this Section.

     SECTION 5.1.9. Fiscal Year. Borrower will maintain a fiscal year accounting period ending June 30.

     SECTION 5.2. Certain Negative Covenants of Borrower. Borrower agrees with the Bank that from and after the Closing of the Acquisition until the Credit Commitment shall have terminated and all of Borrower's liabilities under this Agreement and the Notes shall have been paid and performed in full:

     SECTION 5.2.1. Business Activities. Borrower will not, and will not permit its Subsidiaries to, engage in any type of business, except the Business, provided that up to 30% of Borrower's consolidated assets may be invested in a business other than the Business. In the conduct of the Business, Borrower will, and will cause all of its Subsidiaries to, comply in all material respects with all applicable laws, rules and regulations, including, without limitation, those relating to environmental protection.

     SECTION 5.2.2. Indebtedness. Borrower will not permit its Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

          (a) Indebtedness listed on Exhibit 5.2.2 hereto;

          (b) Indebtedness not listed on Exhibit 5.2.2 hereto in an amount at any one time outstanding not exceeding $1,500,000; and

          (c) Indebtedness to the Borrower or another of the Borrower's Subsidiaries;

provided, however, that no Indebtedness otherwise permitted by this Section
5.2.2 shall be permitted to be incurred if, after giving effect to the incurrence thereof, a Default shall have been created or any Default shall have occurred and be continuing.

     SECTION 5.2.3. Security Interests. Borrower will not create, incur, assume or suffer to exist any Security Interest upon any of its or its Subsidiaries' property or assets, whether now owned or hereafter acquired, except:

          (a) Security Interests (including Security Interests securing obligations under any Capitalized Leases) in (and only in) the fixed assets subject thereto which are granted to secure, or secure, Indebtedness of Borrower and its Subsidiaries in respect of Capitalized Leases pertaining to, or the acquisition of, any fixed assets acquired in the ordinary course of business, and outstanding at any one time in an aggregate principal amount not in excess of $350,000 and not otherwise prohibited by this Agreement, or any Indebtedness incurred to refinance such Indebtedness, and which are incurred to finance the acquisition of such assets or which existed with respect to such assets prior to their acquisition by Borrower;

          (b) liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

          (c) liens of carriers, warehousemen, mechanics, materialmen and landlords and other similar liens incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (without the requirement of any bond) and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

          (d) liens incurred in the ordinary course of business in connection with workmen's compensation, social security, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on customs, surety, performance or appeal bonds;

          (e) judgment liens in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

          (f) Security Interests in favor of the Bank under Instruments executed pursuant to the Reimbursement Agreement or otherwise;

          (g) any Security Interest currently existing and listed in Exhibit
     5.2.3 hereto, and the extension and continuation thereof;

          (h) any Security Interest arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Security Interest permitted by any of the foregoing clauses of this Exhibit 5.2.3, provided that such Indebtedness is not increased and is not secured by any additional assets; and

          (i) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real property; provided, that they do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the Borrower's business.

     SECTION 5.2.4. Financial Condition. Borrower will not permit any of the following to occur or exist:

          (a) the Consolidated Current Ratio to be less than 1.8 to 1 at any time;

          (b) the Consolidated Liabilities to Net Worth Ratio to be more than
     2.25 to 1.0 at any time from the Closing Date through December 31, 1996 or more than 2.0 to 1.0 at any time thereafter; or

          (c) the Cash Flow Coverage Ratio to be less than 1.2:1.0 for the four quarter period ending immediately prior to the Closing Date or ending at the end of any calendar quarter thereafter.

     SECTION 5.2.5. Restricted Payments, etc. On or after the date of this Agreement, Borrower shall not at any time declare, pay or make any dividend or distribution on any shares of capital stock of any class of Borrower (other than dividends or distributions on its common stock payable in its stock or splitups or reclassifications of its common stock into additional or other shares of its stock) if (i) the aggregate amount so expended in any year shall exceed 50% of Borrower's Consolidated Net Income for the Preceding Fiscal Year or (ii) the aggregate amount so expended subsequent to the merger between CUAC, Inc. and Borrower shall exceed $500,000.

     SECTION 5.2.6. Inconsistent Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any borrowing by Borrower made hereunder or by the performance by Borrower of any of its obligations hereunder or under any Instrument executed pursuant hereto by it. Borrower will not permit any of its Subsidiaries to enter into any agreement which restricts the ability of such Subsidiary to pay dividends to, or otherwise transfer funds to, Borrower.

     SECTION 5.2.7. Consolidation, Merger, etc. Borrower will not (except as contemplated by the Agreement and Plan of Merger dated as of September 23, 1996 among CLARCOR Inc., CUAC Inc. and Borrower) consolidate with or merge into or with any other corporation (regardless of whether Borrower is the surviving corporation); provided, however, this Section 5.2.7 shall not prohibit Borrower from changing the domicile of its incorporation or from engaging in any merger or consolidation in which the shareholders of Borrower immediately prior to such merger or consolidation own not less than 80% of the shares of capital stock (measured by voting power in the election of directors and rights upon liquidation) of the surviving corporation; or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its assets.

     SECTION 5.2.8. Modification of Articles or Regulations. Borrower will not take any action to amend or modify any of the terms of its Articles of Incorporation or Code of Regulations which would have a material adverse effect on its financial condition or its ability to comply with this Agreement.

     SECTION 5.2.9. Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, except for transactions described in
Exhibit 5.2.9 hereto, enter into, or cause, suffer or permit to exist any other transaction, arrangement or contract with any of its Affiliates (other than Borrower or a Subsidiary) which would not be entered into by a prudent Person in the position of Borrower or such Subsidiary or which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates. The foregoing prohibition shall not apply to any transaction intended to provide compensation to employees of Borrower or its Subsidiaries.

     SECTION 5.2.10. Leases. Borrower will not, and will not permit any of its Subsidiaries to, enter into any leases (other than Capitalized Leases) if the aggregate rental expense of Borrower and its Subsidiaries with respect to all leases (other than Capitalized Leases) would exceed $850,000 per annum.

     SECTION 5.2.11. Advances to Subsidiaries. Borrower shall not during any Fiscal Year make advances, loans or capital contributions (net of repayments of such advances, loans and contributions) to one or more of its Subsidiaries, or sell assets to one or more of its Subsidiaries at a price below fair market value, in an aggregate amount exceeding 20% of Borrower's Unconsolidated Net Worth at the end of the Preceding Fiscal Year.

     SECTION 5.2.12. Subsidiaries. Neither Borrower nor any of its Subsidiaries will own any stock of, or any equity interest in, any entity other than a Subsidiary which has executed and delivered to the Bank a Guarantee in the form of Exhibit C hereto, provided that upon any acquisition of such stock or equity interest after the date hereof, Borrower shall deliver such Guarantee to the Bank within 30 days after such acquisition.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.1. Events of Default. The term "Event of Default" shall mean each of the following events:

     SECTION 6.1.1. Non-Payment of Liabilities. Borrower shall default in the payment or prepayment when due of any principal of any Note, or Borrower shall default in the payment when due of interest on any Note, or Borrower shall default in the payment when due of any of the other liabilities or obligations of Borrower under this Agreement or any Note.

     SECTION 6.1.2. Non-Performance of Certain Covenants. Borrower shall default in the due performance and observance of any of its obligations under
Section 5.2.

     SECTION 6.1.3. Default on Other Indebtedness. Any default shall occur under the terms applicable to any Indebtedness of Borrower representing any borrowing or financing (including, without limitation, under the Reimbursement Agreement) (where the aggregate principal amount of such Indebtedness is at least $100,000) or arising under any other agreement (where the aggregate principal amount of such Indebtedness is at least $250,000 and Borrower is not contesting in good faith its liability with respect thereto), and such default shall:

          (a) consist of the failure to pay such Indebtedness at the maturity thereof;

          (b) continue unremedied for a period of time sufficient to permit acceleration of such Indebtedness; or

          (c) continue unremedied (and not have been waived by the holder of such Indebtedness) for more than fifteen (15) days after Notice thereof shall have been given to Borrower by the holder of any such Indebtedness.

     SECTION 6.1.4. Bankruptcy, Insolvency, etc. Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or Borrower shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or any property of Borrower, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for Borrower or for a substantial part of the property of Borrower and not be discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of Borrower and, if not commenced by Borrower shall be consented to or acquiesced in by Borrower, shall result in the entry of an order for relief or shall remain for 30 days undismissed; or Borrower shall take any action to authorize, or in furtherance of, any of the foregoing.

     SECTION 6.1.5. Non-Performance of Other Obligations. Borrower shall default in the due performance and observance of any other agreement contained herein or in any Instrument executed pursuant hereto by it, and such default shall continue unremedied for a period of 30 days.

     SECTION 6.1.6. Breach of Warranty. Any representation or warranty of Borrower hereunder or of Borrower in any Instrument, certificate or other document furnished by or on behalf of Borrower to the Bank for the purposes of or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made.

     SECTION 6.1.7. ERISA. Any of the following events shall occur with respect to any Plan (which for purposes of this Section 6.1.7 shall mean any Plan as defined in Section 3(2) of ERISA):

          (a) such Plan shall be terminated (or steps shall be instituted to effect such termination),

          (b) Borrower shall withdraw from such Plan (or shall institute steps to effect such withdrawal), or

          (c) any Reportable Event shall occur with respect to such Plan, and there shall exist a deficiency in excess of $50,000 in the assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan.

     SECTION 6.1.8. Judgments. A final judgment, a portion of which is not covered by insurance which, with other such portions of outstanding final judgments against Borrower or any of its Subsidiaries also not covered by insurance, exceeds an aggregate of $100,000 shall be rendered against Borrower or any of its Subsidiaries and (a) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or (b) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

     SECTION 6.1.9. Default on Other Material Obligations. Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, Borrower or any of its Subsidiaries with respect to any purchase or sale of goods or services or leases or sub-leases of real or personal property (or any interest therein) which are individually or in the aggregate material to the financial condition, business, operations or prospects of Borrower and its Subsidiaries, taken as a whole (except only to the extent that the existence of any such default is being contested or intended to be contested by Borrower and its Subsidiaries in good faith and by appropriate proceedings).

     SECTION 6.2. Action if Bankruptcy. If any Event of Default of the nature described in Section 6.1.4 shall occur, the outstanding principal amounts of the Note and all other Liabilities shall be and become immediately due and payable, without notice or demand.

     SECTION 6.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default referred to in Section 6.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Bank may, without notice or demand, declare the outstanding principal amounts of the Notes to be due and payable and any or all other Liabilities to be due and payable, whereupon the full unpaid amounts of the Notes and any and all other Liabilities which shall be so declared due and payable shall be and become immediately due and payable. The Bank shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

     SECTION 6.4 Right of Set Off; Security. Upon the occurrence and continuation of an Event of Default, the Bank has the right, in addition to all other rights and remedies available to it, to set off the unpaid balance of the Notes and any other Indebtedness payable to the Bank held by it against any debt owing to the Company by the Bank or by any Affiliate Bank, including, without limitation, any obligation under a repurchase agreement or any funds held at anytime by the Bank or any Affiliate Bank, whether collected or in the process of collection, or in any time or demand deposit account maintained by Borrower at, or evidenced by any certificate of deposit issued by, the Bank or any Affiliate Bank. Borrower hereby grants, pledges, and assigns to the Bank a security interest in, or lien upon, all cash, negotiable instruments, securities, deposit accounts, and other cash equivalents, whether collected or in the process of collection, whether matured or unmatured, now or hereafter in the possession of the Bank or any Affiliate Bank and upon which the Borrower has or may hereafter have any claim. Borrower acknowledges and agrees that all of the foregoing shall constitute "cash collateral" for purposes of this Agreement. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Note may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower pursuant to this Agreement in the amount of such participation.

     SECTION 6.5 No Waiver. The remedies in this ARTICLE VI are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Bank may be entitled. No failure or delay on the part of the Bank in exercising any right, power, or remedy will operate as a waiver thereof, not will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                                  ARTICLE VII

                                  DEFINITIONS

     SECTION 7.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement shall, except where the context otherwise requires, have the following meanings:

          "Adjusted LIBOR Rate" shall mean, for any LIBOR Interest Period, an interest rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal at all times during such LIBOR Interest Period to the quotient of (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States Dollars are offered at 11:00 A.M. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market two Business Days prior to the first day of such LIBOR Interest Period in an amount and maturity of such Loan divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date two Business Days prior to the first day of such LIBOR Interest Period, plus an amount determined in accordance with the following table based on the ratio of Borrower's Consolidated Liabilities to Tangible Net Worth as of the last day of the most recent quarter for which financial statements have been provided by Borrower to the Bank pursuant to
Section 5.1.1:

          Ratio of Consolidated                        Adjusted LIBOR
         Liabilities to Net Worth                            Rate
         ------------------------                      --------------

         2.0:1.0 to 1.5:1.0                            LIBOR + 2.25%
         1.49:1.0 to 1.0:1.0                           LIBOR + 2.00%
         Less than 1.0:1.0                             LIBOR + 1.75%

          "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

          "Affiliate Bank" shall mean any one or more bank subsidiaries (other than the Bank) of KeyCorp and its successors.

          "Agreement" shall mean this Amended and Restated Loan Agreement as originally executed as of November 15, 1996 and as the same may at any time and from time to time be amended or modified and in effect.

          "Authorized Officer" shall, when used with respect to Borrower, mean its officers identified in certificates of its

Secretary or any Assistant Secretary furnished pursuant to or as contemplated by clause (a)(ii) of Section 3.1.1.

          "Bank" shall mean KeyBank National Association, a national banking association with its main office at 127 Public Square, Cleveland, Ohio 44114, and its successors and assigns.

          "Bank Party" shall have the meaning assigned to it in Section 8.3.

          "Borrower" shall mean United Air Specialists, Inc., an Ohio corporation, with its principal office located at 4440 Creek Road, Cincinnati, Ohio 45242 and its successors.

          "Business" shall mean the business of Borrower as of the date hereof (including without limitation the types of businesses engaged in by Borrower's Subsidiaries existing as of the date hereof) or any business related thereto.

          "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cincinnati, Ohio and, if the applicable Business Day relates to any LIBOR Rate Loan, on which dealings are carried on the London Interbank eurodollar market.

          "Capitalized Leases" shall mean, at the date any determination thereof is to be made and when used with reference to the corporation(s) specified, all lease obligations which are or should be, in accordance with generally accepted accounting principles consistently applied, capitalized on the books of such corporation(s) as lessee.

          "Cash Flow Coverage Ratio" shall mean, with respect to any date as of which any determination thereof is to be made, the ratio of (x) the excess of
(A) the sum of Consolidated Net Income for the relevant period ending on such date and all interest, amortization, depreciation and tax expenses deducted in determining such Consolidated Net Income over (B) the amount of taxes actually paid by Borrower in such period to (y) the sum of (A) all interest expense deducted in determining such Consolidated Net Income, (B) the amount of payments (other than interest) with respect to Indebtedness made by Borrower in such period and (C) the amount of all capital expenditures made by Borrower in such period, all as computed in accordance with GAAP.

          "Certified" shall, when used with respect to any financial information of any corporation and its Subsidiaries to be certified by its principal accounting or financial officer, indicate that such information shall be accompanied by a certificate of such officer to the effect that such financial information has been prepared in accordance with United States generally accepted accounting principles consistently applied and, subject in the case of interim financial information to year-end adjustments (which, if anticipated, shall in the case of financial information as to Borrower be footnoted), presents fairly the financial condition and results of operations of such corporation and its Subsidiaries, as at the date and for the periods covered thereby, subject to the absence from any such interim statements of notes and statements of shareholders' investment and cash flows.

          "Closing Date" shall mean the date of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Compliance Certificate" shall mean a certificate duly executed by the chief accounting or financial Authorized Officer of Borrower, substantially in the form of Exhibit E attached hereto, together with such changes as to format as the Bank may from time to time request for purposes of monitoring compliance herewith.

          "Consolidated Current Assets" shall mean, with respect to any date as of which any determination thereof is to be made, all cash and cash equivalents, accounts receivable, inventory, deposits, deferred charges, prepaid expenses and cash surrender value of life insurance of Borrower and its Subsidiaries classified as current assets on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

          "Consolidated Current Liabilities" shall mean, with respect to any date as of which any determination thereof is to be made, all liabilities of Borrower and its Subsidiaries (other than liabilities to each other) classified as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date including, without limitation, all such liabilities which by their terms are payable on demand or mature not more than one year from the date of the incurring, extension or renewal thereof, or not more than one year from the date as of which the determination of Consolidated Current Liabilities is made.

          "Consolidated Current Ratio" shall mean, with respect to any date as of which any determination thereof is to be made, the ratio of Consolidated Current Assets as at such date to Consolidated Current Liabilities as at such date.

          "Consolidated Liabilities" shall mean, with respect to any date as of which any determination thereof is to be made, all liabilities of Borrower and its Subsidiaries (other than liabilities to each other) classified as liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

          "Consolidated Liabilities to Net Worth Ratio" shall mean, with respect to any date as of which any determination thereof is to be made, the ratio of the Consolidated Liabilities at such date to the Consolidated Tangible Net Worth at such date.

          "Consolidated Net Income" shall mean, for any period, the consolidated net income of the Company and its Subsidiaries.

          "Consolidated Tangible Net Worth" shall mean, with respect to any date as of which any determination thereof is to be made, the total assets of a Person less such Person's (i) Total Indebtedness and (ii) the aggregate amount of all intangible assets, if any, all as shown on a consolidated balance sheet of Borrower and its Subsidiaries if prepared at such date.

          "Control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Credit Commitment" shall have the meaning assigned to that term in
Section 1.1.

          "Credit Commitment Amount" shall have the meaning assigned to that term in Section 1.2.

          "Credit Commitment Termination Date" shall mean the earlier to occur of (x) November 15, 1997, provided that if the Bank shall fail to notify Borrower not later than 30 days prior to the Credit Commitment Termination Date that the Credit Commitment will not be extended, and if on the Credit Commitment Termination Date Borrower is in full compliance with this Agreement, no Default exists, and there has been no material adverse change in Borrower's consolidated financial condition or results of operations, the Credit Commitment Termination Date shall be extended until the first anniversary of such Credit Commitment Termination Date and Credit Commitment Termination Date shall mean such Date as extended, and (y) the date upon which the Credit Commitment has terminated pursuant to Section 1.3 or, if such earlier date is not a Business Day, the next preceding Business Day.

          "Credit Note" shall have the meaning assigned to that term in Section 2.2.

          "Default" shall mean any Event of Default or any condition, action or failure to act which, with the passage of time, service of notice, or both, would constitute an Event of Default.

          "Dollars" and the sign "$" shall mean lawful money of the United States of America.

          "Environmental Law" shall mean any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous, toxic or dangerous substance, waste or material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall have the meaning provided in Section 6.1.

          "Fiscal Year" shall mean Borrower's fiscal year ending June 30 of each year.

          "Guaranty" and "Guaranties" shall mean, respectively, (i) any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person, and (ii) all of the foregoing, collectively. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the amount of such other Person's debt, obligation or other liability guaranteed.

          "hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular Section or provision of this Agreement.

          "Indebtedness" of any Person shall mean:

               (a) all obligations of such Person for borrowed money (including, without limitation, all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments), incurred or assumed, or on which interest charges are customarily paid:

               (b) whether or not so included as liabilities in accordance with generally accepted accounting principles,

               (i) all indebtedness (excluding, however, prepaid interest thereon) secured by a Security Interest in property owned or being purchased or acquired by such Person for use, consumption or employment in its business (including, without limitation, indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person,

               (ii) all Guaranties,

               (iii) all indebtedness under Capitalized Leases, and

               (iv) all obligations for the deferred purchase price of a capital asset excluding trade payables; and

               (c) any obligation of such Person under any interest rate or currency swap agreement or similar arrangement.

          "Indemnified Liabilities" shall have the meaning assigned to that term in Section 8.3.

          "Instrument" shall mean any document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Security Interest is granted or perfected.

          "Instrument executed pursuant hereto" and similar terms shall include, without limitation, the Notes and each other Instrument executed and delivered to the Bank by Borrower or any other Person pursuant hereto, whether or not mentioned herein.

          "Liabilities" shall mean all items which, in accordance with generally accepted accounting principles would be included as liabilities on the liability side of a balance sheet of such person as of the date at which such liabilities are to be determined.

          "LIBOR Interest Period" shall mean, with respect to an Adjusted LIBOR Rate election, a period of one month commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on the day in the succeeding calendar month or months which corresponds numerically to the beginning day of such LIBOR Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month or months, such LIBOR Interest Period shall end on the last Business Day of such succeeding month or months. If a LIBOR Interest Period would otherwise end on a day which is not a business Day, such LIBOR

Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day fails in a new month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

          "LIBOR Rate Loan" shall mean any Loan that bears interest with reference to the Adjusted LIBOR Rate.

          "LIBOR Reserve Requirements" shall mean, for any LIBOR Interest Period for any LIBOR Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to the liabilities or assets consisting of or including "Eurocurrency Liability" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such LIBOR Interest Period.

          "Loan" and "Loans" shall have the respective meanings assigned to those terms in Section l.l(b).

          "Loan Request" shall mean a loan request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of Borrower, substantially in the form of Exhibit F attached hereto.

          "Multiemployer Plan" shall have the meaning provided in Section 3(37) of ERISA.

          "Notes" and "Note" shall mean, respectively, the Term Note and the Credit Note, collectively and individually.

          "Notice" shall mean notice given in accordance with Section 8.2 in writing.

          "Payment Office" shall mean the office of KeyBank National Association, located on the date hereof at 525 Vine Street, Cincinnati, Ohio 45202, Attention: John M. Langenderfer, Vice President (FAX (513) 762-8222), or such other office located in the United States of a bank or financial institution as the Bank may from time to time designate in a notice to Borrower.

          "Person" shall mean any natural person, corporation (which shall be deemed to include business trust), association, limited liability company, partnership, joint venture, political entity, or political subdivision thereof.

          "Plan" shall mean an employee benefit plan as to which Borrower or any of its Subsidiaries may have any liability.

          "Prime Rate" shall mean that interest rate established from time to time by the Bank as the Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

          "Prime Rate Loan" shall mean any Loan that bears interest with reference to the Prime Rate.

          "Quarterly Payment Date" shall mean the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

          "Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of May 15, 1990 between Borrower and the Bank, as successor to Society National Bank, as amended.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time amended and in effect, or any regulations substituted therefor.

          "Reportable Event" shall have the meaning assigned to that term in ERISA.

          "Security Instrument" shall mean any mortgage, security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or Instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest or lien.

          "Security Interest" shall, when used with respect to any Person, mean any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person for its own use, consumption or employment in its business (excluding, however, consignments of stocks of goods by suppliers thereof not yet consumed by such Person and finished goods inventory finally accepted by its customers) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, pledge, deposit, charge or other security interest of any kind, including any conditional sale or other title retention agreement, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

          "Special Term Loan" shall have the meaning assigned to that term in
Section 1.5.

          "Subsidiary" shall mean any Person of which more than fifty percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the board of directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by Borrower or one or more other Subsidiaries.

          "Taxes" shall have the meaning assigned to that term in clause (f) of
Section 2.5.

          "Term Commitment" shall have the meaning assigned to that term in
Section 1.1(a).

          "Term Commitment Amount" shall have the meaning assigned to that term in Section 1.2.

          "Term Loan" shall have the meaning assigned to that term in Section 1.1(a).

          "Term Loan Maturity Date" shall mean August 15, 2001 or such earlier date on which the entire principal amount of the Term Loan shall be due and payable.

          "Term Note" shall have the meaning assigned to that term in Section
2.2.

          "Total Indebtedness" shall mean the total of all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

     SECTION 7.2. Use of Defined Terms. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in each Loan Request, Compliance Certificate and other notice and communication delivered from time to time in connection with this Agreement or any Instrument executed Pursuant hereto.

     SECTION 7.3. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement (including, without limitation, Sections 5.2.4 and 5.2.11), such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement (including, without limitation, in the definition of the term "Certified"), be made in accordance with United States generally accepted accounting principles applied on a basis consistent with the audited consolidated financial statements of Borrower referred to in
Section 4.1.4, except insofar as:

          (a) Borrower shall have elected (with the concurrence of its independent public accountants) to adopt more recently promulgated generally accepted accounting principles (which election shall continue to be effective for subsequent years); and

          (b) the Bank shall have consented to such election (it being understood that such consent may be conditioned upon the negotiation of such changes to this Agreement, including, without limitation, Sections 5.2.4 and 5.2.11, as the Bank may in its sole discretion deem appropriate in light of the probable effect of such election).


                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.1. Waivers, Amendments, etc. The provisions of this Agreement and of each Instrument executed pursuant hereto may from time to time be amended, modified or waived, only if such amendment, modification or waiver is in writing and executed by Borrower and the Bank.

     No failure or delay on the part of the Bank or the holder of the Note in exercising any power or right under this Agreement or any Instrument executed pursuant hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

     No waiver or approval by the Bank or the holder of any Note under this Agreement or any Instrument executed pursuant hereto shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 8.2. Costs and Expenses. Borrower agrees (x) to reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including, without limitation, attorneys' fees and related out-of-pocket expenses) incurred by such Bank in connection with the preparation and negotiation of the Agreement, the Notes and each other Instrument executed pursuant hereto and in enforcing the obligations of Borrower hereunder or under any Note or any other Instrument executed pursuant hereto and (y) to pay and save the Bank harmless from any and all liabilities with respect to, or resulting from any delay, on the part of Borrower or on the part of the Bank but arising from any failure of Borrower to pay any such amount to the Bank, in paying, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment of, this Agreement, the Notes or any other Instrument executed pursuant hereto. The obligations of Borrower under this Section shall survive any termination of this Agreement.

     SECTION 8.3. Indemnification. In consideration of the execution and delivery of this Agreement by the Bank and the extension of the Commitments, Borrower hereby agrees to indemnify, exonerate, pay and hold the Bank, each Affiliate of the Bank and its respective officers, directors, employees and agents (herein collectively called the "Bank Parties" and individually called a "Bank Party") free and harmless from and against any and all actions, causes of action, judgments, suits, losses, liabilities, obligations, damages, costs and expenses of any kind or nature in connection therewith (whether or not such Bank Party is a party thereto), including, without limitation, attorneys' fees and disbursements (herein collectively called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Loan, or

          (b) the execution, delivery, performance or enforcement of this Agreement by any of the Bank Parties.

Borrower further agrees to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount due hereunder in respect of any LIBOR Rate Loan, including, but not limited to, any loss of profit, premium, or penalty incurred by the Bank in respect of funds borrowed by it for the purpose of making or maintaining any such Loan, as determined by the Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by the Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Except for any such Indemnified Liabilities arising on account of such Bank Party's gross negligence or willful misconduct and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Section 8.3 shall apply whether or not any Loans have been made by any Bank pursuant to the terms of this Agreement and the obligations of Borrower under this Section 8.3 shall survive any termination of this Agreement.

     SECTION 8.4. Severability. Any provision of this Agreement or any Instrument executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Instrument or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 8.5. Cross-References. References in this Agreement and in each Instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Agreement or such Instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

     SECTION 8.6. Headings. The various headings of this Agreement and of each Instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Instrument or any provisions hereof or thereof.

     SECTION 8.7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, and by different parties on separate counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts together shall constitute but one and the same agreement.

     SECTION 8.8. Governing Law. This Agreement, the Notes and each other Instrument executed pursuant hereto shall, except as otherwise provided therein, each be deemed to be a contract made under and governed by the laws of the State of Ohio, without regard to conflict of law principles.

     SECTION 8.9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign nor transfer its respective rights hereunder or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Bank.

     SECTION 8.10. Notices. All notices and other communications provided to any party hereto under this Agreement or any Instrument executed pursuant hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid courier service, or by telecopy (confirmed with a copy by mail) and shall be deemed to be given for purposes of this Agreement (i) on the day that such writing is so delivered, in the case of notices given by mail or by courier, or (ii) on the date when such writing is so sent, in the case of notices given by telecopy, in each case addressed to the intended recipient thereof at its address (or telecopy number) set forth below its signature hereto or at such other address (or telecopy number) as may be designated by such party in a notice to each other party.

     SECTION 8.11 Survival of Agreements; Relationship. All agreements, representations, and warranties made in this Agreement will survive the making of the extension of credit hereunder, and will bind and inure to the benefit of Borrower and the Bank, and their respective successors and assigns; provided, that no subsequent holder of a Note shall by reason of acquiring that Note become obligated to make any Loan hereunder and no successor to or assignee of Borrower may borrow hereunder without the Bank's written assent. The relationship between Borrower and the Bank with respect to this Agreement, the Notes and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the Bank has no fiduciary obligation toward Borrower with respect to any such document or the transactions contemplated thereby.

     SECTION 8.12 JURY TRIAL WAIVER. BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN THE BANK AND BORROWER.

     SECTION 8.13. JURISDICTION, ETC. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS, BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, OR ITS VALIDITY OR PERFORMANCE, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. EACH OF THE BANK AND BORROWER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AND THE BANK AT THEIR RESPECTIVE ADDRESSES AS SET FORTH IN
SECTION 8.10 HEREOF OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers "hereunto duly authorized as of the day and year first above written.

                                    UNITED AIR SPECIALISTS, INC.

                                    By:   /s/ WILLIAM M. REHL, III
                                          ---------------------------
                                              William M. Rehl, III
                                    Address:  4440 Creek Road
                                              Cincinnati, Ohio 45242

                                    Telecopy: (513) 891-0400

                                    KEYBANK NATIONAL ASSOCIATION

                                    By:   /s/ JOHN M. LANGENDERFER
                                          --------------------------
                                              John M. Langenderfer
                                    Title:    Vice President
                                    Address:  525 Vine Street
                                              Cincinnati, Ohio  45202

                                              Attention:

                                    Telecopy: (513) 762-8222